UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2005

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (720) 946-6440

___________________________________________________
(Former name or former address, if changed since last report)

ITEM 7.01	REGULATION FD DISCLOSURE

          On July 19, 2005, the Company issued a press release announcing that five poster presentations on the efficacy of its Cationic Steroid Antbiotic ("CSA") technology have been accepted for presentation at the upcoming annual meeting of the American Society for Microbiology's Interscience Conference on Antimicrobial Agents and Chemotherapy ("ICAAC") to be held September 20-24th in New Orleans, Louisiana. A copy of the press release is filed herewith.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Item	Title

1.0	Press Release dated July 19, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Ceragenix Pharmaceuticals, Inc. (Registrant)

Dated: July 20, 2005	/s/ Steven S. Porter Steven S. Porter, Chief Executive Officer